Exhibit 99.1

z	REVOCABLE PROXY	{
MAINSTREET BANKSHARES, INC.

IMPORTANT SPECIAL MEETING INFORMATION

THE SPECIAL MEETING MATERIALS ARE AVAILABLE AT:

[—]

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Lisa J. Correll and Sonya B. Smith, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint her substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, no par value, of MainStreet BankShares, Inc. that the shareholder holds of record on [—], 2014, at the Special Meeting of Shareholders of MainStreet BankShares, Inc. to be held on [—], 2014, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY  CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

	For	Against	Abstain

1.     To approve the Agreement and Plan of Reorganization, dated as of August 24, 2014, between American National Bankshares Inc. (“American National”) and MainStreet BankShares, Inc. (“MainStreet”), including the related Plan of Merger, pursuant to which MainStreet will merge with and into American National (the “merger proposal”).

	☐	☐	☐

	For	Against	Abstain
2. To approve, in a non-binding advisory vote, certain compensation that may become payable to MainStreet’s named executive officers in connection with the merger.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

	For	Against	Abstain
3. To adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal.	☐	☐	☐

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Special Meeting of Shareholders of MainStreet BankShares, Inc. called for [—], 2014 and an attached Proxy Statement for the Special Meeting.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE LISTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

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